&

                                                                    Exhibit 99.1

CONTACT:
David K. Waldman/John W. Heilshorn                     Carl Fonash
Lippert Heilshorn & Associates                         The Quigley Corporation
(212) 838-3777                                         (267) 880-1111
DWALDMAN@LHAI.COM

                      QUIGLEY REPORTS THIRD QUARTER RESULTS

        - Company Provides Updates on Status of Pharmaceutical Pipeline -

DOYLESTOWN,  PA. - OCTOBER  28, 2004 - THE QUIGLEY  CORPORATION  (NASDAQ:  QGLY)
today reported net sales of $9.7 million for the third quarter of 2004, compared to $9.9 million reported for the same period in 2003. For the nine-months  ended
September 30, 2004, net sales were $26.2  million,  compared to $25.1 million in
2003.

Net sales of the  Company's  Cold Remedy  segment  increased  8.3% for the third quarter  of 2004 as  compared  to 2003.  Net sales of the  Health  and  Wellness segment  decreased  11.4% during the quarter,  due to a decline in the number of active domestic  independent  representatives and reductions for summer vacation activities,  which was  partially  offset by an increase  in  European  sales as compared to 2003. The increase in net sales for the nine months reflects a 13.2%
increase in the  Company's  Cold Remedy and also reflects  relatively  unchanged sales of Health  and  Wellness  segment.  The  Company's  Cold  Remedy net sales increased for the nine months, as a result of continued  strategic  advertising, marketing initiatives, and new product extensions of Cold-EEZE(R). The Company's
Health and Wellness revenues for the nine months were relatively  unchanged even as distribution continues to expand internationally.

Net income for the third quarter ended September 30, 2004 was $177,000, or $0.01 per share,  compared to net income of $134,000, or $0.01 per share, for the same period last year. Net loss for the nine-months ended September 30, 2004 was $1.5 million,  or  ($0.13)  per share,  compared  to a net loss of $1.9  million,  or
($0.16) per share,  for the same period last year.  During the third quarter and nine-months  ended  September  30,  2004,  the  Company  incurred  research  and development costs of $627,000 and $2.4 million, respectively.

Net income for the quarter or net loss for the  nine-months  ended September 30,
2004 improved as compared with the same periods last year,  primarily  driven by gross profit gains and operating  costs savings from the Cold Remedy segment and increases in other income, which were offset by a charge of $1.4 million related to the  discontinuation  of the Company's  Cold-EEZE(R)  Cold Remedy Nasal Spray
product. The charge includes a $422,000 write-off of nasal spray inventory and a
$974,000  reduction to net sales resulting from anticipated  customer returns of the product. At this time, the Company does not anticipate any additional future effects related to the discontinuation of the Company's Cold-EEZE(R) Cold Remedy
Nasal Spray product.

No tax or tax benefits to reduce  income or losses are provided for the quarters and nine-months ended September 30, 2004 and 2003, since the Company is in a net operating loss  carry-forward  position,  which is from the cumulative effect of deductions attributed to options,  warrants and unrestricted stock from previous year's taxable income.

Guy J. Quigley,  Chairman,  President and Chief Executive  Officer  stated,  "We continue  to  increase  market  penetration  of  our  Cold-EEZE(R)  Cold  Remedy products,  including our new COLD-EEZE(R) bubble gum and COLD-EEZE(R) `green-tea with lemon' lozenges.  Although the Cold-EEZE(R) Cold Remedy Nasal Spray has not
met our  expectations,  we are quite  pleased with the  performance  of our core products and are reallocating our resources  accordingly.  Additionally,  within our Health and Wellness segment, we are adding an exclusive new skincare product line promoted by a well known  celebrity,  details of which will be announced in the near future."

Mr. Quigley  continued,  "During the quarter,  several compounds in our pipeline have shown positive preliminary results. We have also received guidance, through pre-IND meetings, from the U.S. Food and Drug Administration  regarding the next steps for permission to further study QR-333 and QR-336."

The Company provides the following updates to its pharmaceutical pipeline:

DIABETIC NEUROPATHY (QR-333)

The FDA has  provided  guidance at a pre-IND  meeting for the  company's  QR-333 compound.  The formulation will be entering into a series of toxicity studies in order to support the safety of this naturally derived compound for the relief of
symptoms  of  diabetic  peripheral   neuropathy.   Despite  its  composition  of
all-natural  botanical  ingredients,  the FDA views this  compound as a chemical entity that requires animal model safety data.

RADIATION EXPOSURE (QR-336)

At a recent pre-IND  meeting with the FDA, the company's  pre-clinical  research plan, to conduct an audited and inspected Good Laboratory  Practice (GLP) animal study at The  University  for the Uniform  Health  Services in Bethesda  MD, was
reviewed and guidance was provided by the agency.  Previous positive indications in a preliminary  non-GLP animal study  necessitated  this meeting.  QR-336 is a naturally  derived  compound  that  indicated in  previously  conducted  non GLP studies to protect  against a lethal  dose of  ionizing  radiation  in an animal model.

INFLUENZA (QR-435)

Retroscreen  LTD. at The  University of London will be conducting a final animal model  influenza  study in  preparation  for a proposed  human  proof-of-concept study.  The study will  determine if there is any efficacy or safety issues with different  dose  forms  of  this  naturally  derived  broad-spectrum  anti-viral compound.

ARTHRITIS (QR-440)

As  previously  announced,  Quigley  Pharma is also moving  forward to establish clinical  testing for the  treatment of  arthritis  for this  naturally  derived compound.

The  Quigley  Corporation  makes  no  representation  that  the US Food and Drug
Administration or any other regulatory agency will grant an Investigational  New
Drug ("IND") or take any other action to allow its formulations to be studied or marketed. Furthermore, no claim is made that potential medicine discussed herein
is  safe,   effective,   or  approved  by  the  Food  and  Drug  Administration.
Additionally,  data that demonstrates activity or effectiveness in animals or in vitro tests do not necessarily mean the formula test compound, referenced herein will be effective in humans.  Safety and effectiveness in humans will have to be demonstrated  by means of adequate and well controlled  clinical  studies before the clinical  significance of the formula test compound is known. Readers should carefully  review the risk factors  described in filings the Company  files from time to time with the Securities and Exchange Commission.

The Quigley Corporation (Nasdaq:  QGLY,  http://www.Quigleyco.com)  is a leading developer and marketer of diversified health products including the COLD-EEZE(R)
family of patented zinc  gluconate  glycine  (ZIGG(TM))  lozenges and sugar free tablets. COLD-EEZE is the only (ZIGG) lozenge proven in two double-blind studies to reduce the  duration  of the common  cold from 7.6 to 4.4 days or by 42%.  In addition to  Over-The-Counter  (OTC)  products,  the Company has formed  Quigley
Pharma   Inc.   (http://www.QuigleyPharma.com   ),  a   wholly   owned   ethical
pharmaceutical  subsidiary,  to introduce a line of  naturally-derived  patented prescription drugs. The Quigley Corporation's customers include leading national wholesalers  and  distributors,  as well as independent and chain food, drug and mass merchandise stores and pharmacies.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities  Litigation Reform Act of 1995 and involve known and  unknown  risk,  uncertainties  and other  factors  that may cause the
Company's actual performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statement.  Factors that impact such forward-looking  statements include,  among others,  changes in worldwide general economic  conditions,  changes in interest rates, government regulations, and worldwide competition.

                                 (Tables Follow)

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

The following represents condensed financial data (in thousands) except per share data:

                                               Three-Months          Three-Months          Nine Months           Nine Months
                                                  Ended                 Ended                 Ended                 Ended
                                            September 30, 2004    September 30, 2003    September 30, 2004    September 30, 2003
                                                   ($)                   ($)                   ($)                   ($)
                                            ------------------    ------------------    ------------------    ------------------
Net Sales                                         9,691                 9,912                 26,198                25,108
Gross profit                                      3,800                 4,488                 11,097                10,948
Sales & marketing expenses                          915                 1,096                  3,373                 3,439
Administrative expenses                           2,314                 2,047                  7,119                 6,801
Research & development                              627                 1,230                  2,395                 2,599

Income taxes (Benefit)                               --                    --                     --                    --
Income (loss) from:
   Continuing operations                            177                   134                 (1,517)               (1,813)
   Discontinued operations                           --                    --                     --                   (55)

Net income (loss)                                   177                   134                 (1,517)               (1,868)

Diluted income (loss) per share:
   Continuing operations                          $0.01                 $0.01                 ($0.13)               ($0.16)
   Discontinued operations                           --                    --                     --                    --

Net income (loss)                                 $0.01                 $0.01                 ($0.13)               ($0.16)

Diluted weighted average common
 shares outstanding:                         14,119,535            14,397,286             11,511,858            11,464,105

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
---------------------------------------

The following represents condensed financial data (in thousands) September 30, 2004 and December 31, 2003:

                                                                        2004                    2003

                                                                        ($)                     ($)
                                                                       ------                  ------
              Cash & cash equivalents                                  11,703                  11,392
              Accounts receivable, net                                  3,968                   7,862
              Inventory                                                 4,270                   3,753
              Total current assets                                     20,556                  23,740
              Total assets                                             22,842                  26,270
              Total current liabilities                                 3,759                   5,483
              Total stockholders' equity                               19,024                  20,787